Exhibit 3.01

ARTICLES OF INCORPORATION  Form 001

Filing fee: $50.00 revised 12/27/01

Deliver 2 copies to:  Colorado Secretary of State

Business Division,

1560 Broadway, Suite 200

Denver, CO  80202-5169

This document must be typed or machine printed

Please include a self-addressed envelope.

  ABOVE SPACE FOR OFFICE USE ONLY

The undersigned, acting as the incorporator of a corporation for profit pursuant to § 7-102-102, Colorado Revised Statutes (C.R.S.), delivers these Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1.  The entity name of the corporation is: American Fidelity Deposit Corporation

The entity name of a corporation must contain the term “corporation”, “incorporated”, “company", or "limited", or an abbreviation of any of these terms §7-90-601(3)(a), C.R.S.

2.  The corporation is authorized to issue: (number) _200,000______ shares of (class) Common

           (number)

____shares of (class)

__

If more classes are authorized, include attachment indicating class(es) and number of shares in each class.

3.  The street address of the corporation’s initial registered office and the name of its initial registered agent at that office are: Street Address (must be a street or other physical address in Colorado)

14420 East 6th Avenue, Aurora, Colorado 80011

If mail is undeliverable to this address, ALSO include a post office box address:

; Registered Agent Name:   John Snellings

The undersigned consents to appointment as the corporation’s initial registered agent:

Registered Agent Signature

/s/  John Snellings

4.  The address of the corporation’s initial principal office is:

14420 East 6th Avenue, Aurora, Colorado 80011

5.  The name and address of the incorporator is:

Name:

John Snellings

Address: 14420 East 6th Avenue, Aurora, Colorado 80011

6.  The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is:  900 Lighton Plaza Tower, 7500 College, Overland Park, Kansas 66214

If applicable, these articles are to have a delayed effective date of

__    (not to exceed 90 days)

Incorporator Signature

/s/ John Snellings

 Signer’s Name-printed: John Snellings

OPTIONAL. The electronic mail and/or Internet address for this entity is/are:  e-mail

 Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

Name: Tom Heckman

 address: 900 Lighton Plaza Tower, 7500 College, Overland Park, Ks. 66210

Voice: (913) 906-9898

 fax: (913) 906-9898

 e-mail

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